AMENDMENT NO. 1
                               TO
         ATLANTIC RICHFIELD CAPITAL ACCUMULATION PLAN II

                   __________________________


      Pursuant to resolutions adopted by Board of Directors on June 27, 1994, the Atlantic Richfield Capital Accumulation Plan
II (the "Plan") is hereby amended effective as of July 1, 1994:

1. Subparagraph 1.3(b) of the Plan is amended to read as follows:

     "(b) In  determining the Earnings of a Member, the rules  of
          414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted Annual Earnings limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Earnings as determined under this paragraph prior to the application of this limitation."

2. Subparagraph 1.13(b)(vii) of the Plan is amended to read as follows:

     "(vii) Compensation, for purposes of this Paragraph 1.13
            means  compensation within the meaning of 415(c)(3)  of
            the   Code   without  regard  to  125,  402(e)(3)   and
            402(h)(1)(B) of the Code."

3.   Paragraph 2.1 of the Plan is amended to read as follows:

     "2.1 Membership

          An Employee who is paid on a United States dollar payroll of the Company may become a Member on the earlier of (a) or (b) below:

          (a)  Completion  of  six  months  of  Credited  Company
               Service,

          (b)  Completion of 1,000 Hours of Service during any 12-
               consecutive-month   period   commencing   on   the
               Employee's date of employment or any anniversary thereof.

          To become a Member, an Employee must enter into a Salary Reduction Agreement in accordance with Section
          3."

4. A new Paragraph 4.8 is added to the Plan to read as follows:

     "4.8 Exclusive Benefit

          The  corpus or income of the trust may not be  divested
          to  or used for other than the exclusive benefit of the
          Members   and   their  beneficiaries  and   to   defray
          reasonable expenses of administering the Plan."

5. The second paragraph of Paragraph 5.2 is amended to read as follows:

     "All Financed Shares acquired by the Plan shall initially be credited to a loan suspense account, and will be allocated to the Members' Accounts only as payments on the Acquisition Loan are made. Release from the loan suspense account for allocation to Members' Accounts in each Plan Year shall be based on shares of stock or other non-monetary units, rather than by dollar amount, and shall not be less than the number calculated as follows:"

     Executed this 27th day of March, 1996.


ATTEST                                 ATLANTIC RICHFIELD COMPANY


    /s/  ARMINEH SIMONIAN                    /s/ JOHN H. KELLY
By:_______________________             By:__________________________
                                             JOHN H. KELLY
                                             Vice President
                                             Human Resources